EXHIBIT 23.1
                                                 ------------



             CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-83360, 33-63065, 333-35491, 333-41367, 333-74699, 333-81805, and 333-63990)
and on Form S-3 (Nos. 333-53069, 333-53768 and 333-75006) of
Cadiz Inc. of our reports dated February 21, 2002, except as to Note 9 for Cadiz Inc., which is as of March 8, 2002, relating to the financial statements and financial statements schedules, which appear in this Form 10-K. We also consent to the reference to us under the heading "Selected Financial Data," which appears in this Form 10-K.



/s/  PricewaterhouseCoopers LLP


Los Angeles, California
March 26, 2002